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                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                                  Common Stock
                                ($.001 Par Value)

               SELLING SHAREHOLDER'S IRREVOCABLE POWER OF ATTORNEY

                  The undersigned (the "Selling Shareholder"), together with Advanced Lighting Technologies, Inc. (the "Company") and certain other holders of the Company's common stock, $.001 par value (the "Common Stock") (such holder and the Selling Shareholder being together referred to as the "Selling Shareholders"), propose to enter into an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated and Raymond James & Associates, Inc. as the representatives (the "US Representatives") of the US underwriters named in
SCHEDULE I to the Underwriting Agreement and Morgan Stanley & Co. International Limited, Prudential-Bache Securities (U.K.) Inc. and Raymond James & Associates, Inc., as the international representatives (the "International Representatives") of the underwriters to be named in SCHEDULE II to the Underwriting Agreement (collectively, the US and International Underwriters are the "Underwriters"), substantially in the form to be filed as EXHIBIT 1.1 to the Company's registration statement on Form S-1 (the "Registration Statement") covering certain shares of Common Stock of the Company to be sold by the Company and the Selling Shareholders (the "Offering"). The proposed form of the Underwriting Agreement provides that the Selling Shareholders will sell certain shares of Common Stock of the Company to the Underwriters pursuant to the Underwriting Agreement. A copy of the draft Registration Statement and the form of Underwriting Agreement were sent to the Selling Shareholder along with this Power of Attorney, and the Selling Shareholder acknowledges that he has received and reviewed them. All capitalized terms not otherwise defined in this document shall have the meanings assigned to them in the Underwriting Agreement.

                  The Offering includes shares held by the Selling Shareholder and shares to be issued by the Company. The undersigned proposes to sell up to 36,816 shares of Common Stock to the Underwriters for reoffering by the Underwriters together with shares of Common Stock to be purchased by the Underwriters from other Selling Shareholders and the Company.

Appointment of Attorney; Powers
-------------------------------

                  The Selling Shareholder hereby irrevocably constitutes and appoints Wayne R. Hellman, with full power of substitution, as the true and lawful attorney-in-fact (the "Attorney") of the Selling Shareholder with full power in the name of, for and on behalf of the Selling Shareholder with respect to all matters arising in connection with the sale of Common Stock by the Selling Shareholder to the Underwriters including, but not limited to, the power and authority to take any and all of the following actions:

                  (1) To sell and deliver to the several Underwriters the number of shares of Common Stock set forth in the Letter of Transmittal and Custody Agreement (the "Custody


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Agreement"), in the form accompanying this Power of Attorney, between the
Selling Shareholder and American Stock Transfer & Trust Co. as Custodian (the "Custodian"), in accordance with the terms of the Underwriting Agreement (such shares being referred to herein as the "Selling Shareholder's Shares," and the Selling Shareholder's Shares together with the total number of shares of all Selling Shareholders to be sold pursuant to the Underwriting Agreement, are hereinafter referred to as the "Shares"), such Selling Shareholder's Shares to be represented by the certificates enclosed herewith, together with stock powers relating to them and deposited pursuant to the Custody Agreement at a price and on such other terms as are determined by the Attorney and set forth in the Underwriting Agreement.

                  (2) For the purpose of effecting such sale, to negotiate, execute, deliver and perform the Underwriting Agreement with the Underwriters, and in conjunction with the US and International Representatives to determine the public offering price for the shares of Common Stock to be offered to the public and the price to be paid by the Underwriters for the Shares and the other terms of sale in accordance with the Underwriting Agreement and paragraph (1) above, with full power to make such changes, additions, insertions and amendments to the Underwriting Agreement as the Attorney in his sole discretion may deem advisable;

                  (3) (a) To deliver the Custody Agreement and the certificates and other documents included therewith to the Custodian;

                      (b) To endorse, transfer and deliver the certificates for the Selling Shareholder's Shares to the Underwriters, or to their nominee or nominees, pursuant to the Underwriting Agreement, and to give such orders and instructions to the Custodian as the Attorney may determine with respect to (i) the transfer on the books of the Company of the Selling Shareholder's Shares to be sold by the Selling Shareholder to the Underwriters in order to effect such sale (including the names in which new certificates are to be issued and the denominations thereof), (ii) the delivery to or for the account of the Underwriters of the certificates for the Selling Shareholder's Shares against receipt by the Custodian or its agent of the purchase price to be paid therefor,
(iii) the payment out of the proceeds (net of the underwriting discounts and selling commissions) from the sale of the Selling Shareholder's Shares by the Selling Shareholder to the Underwriters of any expense incurred in connection with the sale to the public of such Shares to the public which is not payable by the Company, (iv) the return to the Selling Shareholder of new certificates representing the number of shares of Common Stock, if any, represented by certificates deposited with the Custodian which are in excess of the number of shares of Common Stock sold by the Selling Shareholder to the Underwriters, and
(v) delivery by the Custodian to the Selling Shareholder of the net proceeds from the sale of the Selling Shareholder's Shares sold to the Underwriters; and

                      (c) To amend the Custody Agreement and the Underwriting Agreement and any related documents in such manner as the Attorney may determine to be in the best interests of the Selling Shareholder;



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                  (4) To approve on behalf of the Selling Shareholder any
amendments to the Registration Statement or the Prospectus, to take all necessary action with respect to the Registration Statement under the Securities Act of 1933 covering the offering and sale of the shares and all amendments thereto, and, if applicable, to advise the Securities and Exchange Commission (the "Commission") on behalf of the Selling Shareholder that such person is aware (i) that the Commission's staff has made summary, cursory or no review of the Registration Statement, as applicable; and (ii) that such review or lack thereof may not be relied upon in any degree to indicate that the Registration Statement is true, complete or accurate;

                  (5) To retain legal counsel to represent the Selling Shareholder in connection with any and all matters referred to herein (which counsel shall be Cowden, Humphrey & Sarlson Co., L.P.A., counsel for the Company, so long as no conflict of interest exists between Cowden, Humphrey & Sarlson's representation of the Selling Shareholder and Cowden, Humphrey & Sarlson's representation of the Company);

                  (6) To make, execute, acknowledge and deliver all such other contracts, stock powers, waivers, orders, receipts, notices, requests, instructions, certificates, letters, consents and other writings, including, without limitation, communications to the Commission and amendments to the Underwriting Agreement and in general to do all things and to take all actions which the Attorney in his sole discretion, may consider necessary or proper in connection with or to carry out the aforesaid sale of Shares and the public offering of Common Stock, as fully as could the Selling Shareholder if personally present and acting;

                  (7) To make, acknowledge, verify and file on behalf of the Selling Shareholder applications, consents to service of process and such other assurances, communications, undertakings or reports as may be required by law or necessary to facilitate the sale or resale of the Selling Shareholder's Shares or to effect the registration or qualification of the Selling Shareholder's Shares under state securities laws;

                  (8) If necessary, to endorse (in blank or otherwise) on behalf of the Selling Shareholder the certificate or certificates representing the Selling Shareholder's Shares, or a stock power and powers attached to such certificate or certificates;

                  (9) To reduce to an amount less than that set forth pursuant to the Custody Agreement the number of Shares to be sold by the Selling Shareholder pursuant to the Underwriting Agreement, such reduction to be made as the Attorney in his sole discretion shall deem necessary in view of market conditions or for any other reason; and

                  (10) Otherwise to do all things and to execute and deliver all documents which may be deemed necessary or advisable by the Attorney, and generally to act for and in the name of the Selling Shareholder, with respect to the sale of the Selling Shareholder's Shares to the Underwriters and the resale of the Selling Shareholder's Shares by the Underwriters, as fully as could the undersigned if then personally present and acting.



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                  The Attorney is hereby empowered to determine in his sole
discretion the time or times at which, purpose for and manner in which any power herein conferred upon him shall be exercised, and the conditions, provisions or covenants of any instrument or document which may be executed by him pursuant hereto.

                  The Selling Shareholder gives the Attorney full and absolute power to enter into the Underwriting Agreement on behalf of the Selling Shareholder. The Selling Shareholder has reviewed the form of Underwriting Agreement delivered to and received by him and understands the obligations and agreements of the Selling Shareholder set forth therein. All representations, warranties and agreements of the Selling Shareholder in the Underwriting Agreement are, and will be at the Closing Date and, if applicable, at the Option Closing Date, true and correct and will, as provided in the Underwriting Agreement, survive the termination of the Underwriting Agreement and the delivery of and payment for that portion of the Shares being sold by the Selling Shareholder.

Irrevocable Power of Attorney
-----------------------------

                  This Power of Attorney and all authority conferred hereby are granted and conferred subject to and in consideration of the interests of the several Underwriters, the Company and the other Selling Shareholders who may become parties to the Underwriting Agreement, and for the purposes of completing the transactions contemplated by the Underwriting Agreement and this Power of Attorney.

                  This Power of Attorney is an agency coupled with an interest and all authority conferred hereby shall be irrevocable. The Selling Shareholder specifically agrees that:

                  (1) The Shares represented by the certificates deposited in custody for the Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters under the Underwriting Agreement, and that the arrangements made by the Selling Shareholder for such custody, and the appointment by the Selling Shareholder of the Attorney by this Power of Attorney, are to that extent irrevocable;

                  (2) The obligations of the Selling Shareholder under the Underwriting Agreement shall not be terminated by any act of the Selling Shareholder, or by operation of law, whether by death or incapacity of the Selling Shareholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event;

                  (3) If death, incapacity, termination, dissolution or other event as referred to in paragraph (2) above should occur before the delivery of Shares under the Underwriting Agreement, the certificates representing the Selling Shareholder's Shares shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of the Underwriting Agreement and of the Custody Agreement, and actions taken by the Attorney pursuant to this Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred,



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regardless of whether or not the Custodian, the Attorney, or either of them, shall have received notice of such event.

                  Notwithstanding any of the foregoing provisions, if all of the transactions contemplated by the Underwriting Agreement and this Power of Attorney are not completed prior to September 30, 1997, then, from and after such date, the Selling Shareholder shall have the power, upon written notice to the Attorney, with a copy to the Custodian, to terminate this Power of Attorney subject, however, to all lawful action done or performed pursuant hereto prior to the receipt of actual notice.

                  The Selling Shareholder acknowledges that the Attorney is Chief Executive Officer of the Company and agrees that the Attorney shall serve as the Selling Shareholder's agent with respect to the matters covered herein.

                  It is understood that the Attorney shall serve entirely without compensation. This Power of Attorney shall be governed by the laws of the State of Ohio.

                  Witness the due execution of the foregoing Power of Attorney as of this 16th day of June, 1997.

                                               Very truly yours,
Print Name and Address:

James F. Sarver                         /s/ JAMES F.  SARVER
10667 Cedar Road                        JAMES F. SARVER
Chesterland, OH   44026

Social Security or Tax ID No.:          Signature guaranteed by:
###-##-####
                                        Signature Guaranteed
                                        Medallion Guaranteed
                                        Keybank National Association
                                        /s/ BARBARA SIENKIEWICZ
                                        Authorized Signature X9004108
                                        Securities Transfer Agents Medallion
                                        Program

                                        (Note: The signature(s) must be
                                        guaranteed by a bank or trust company or by a broker which is a member of the New York, American or Pacific Stock Exchange.)



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STATE OF OHIO             )
                          )SS
COUNTY OF CUYAHOGA        )

         The foregoing instrument was acknowledged before me this June 16, 1997, by JAMES F. SARVER, individually as his free act and deed.

                                           /s/ BARBARA SIENKIEWICZ
                                           Notary Public
                                           My Commission Expires:   June 5, 2001

* To be signed in exactly the same manner as the certificates are registered.

Please call Mr. Isaac Freilich at American Stock Transfer & Trust Company at
(718) 921-8200 if you if you do not know the exact name which appears on your certificate.

Fill in your telephone number                     Telephone:
and telecopier number...........................            -------------------
                                                  Telecopier:
                                                            -------------------


Fill in your Social Security Number(s)
or Federal Tax I.D. Numbers.....................     ###-##-####
                                                     -----------

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